Exhibit 99.2

        CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                AS ADOPTED PURSUANT TO SECTION 906
                OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the Savings Plan of Carpenter Technology Corporation (the "Plan") on Form 11-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Terrence E. Geremski, in my capacity as Chief Financial Officer and member of the Pension Committee of Carpenter Technology Corporation ("Carpenter"), administrator of
the Plan, certify, pursuant to 18 U.S.C.   1350, as adopted
pursuant to   906 of the Sarbanes-Oxley Act of 2002, that, to my
knowledge:

     (1)     the Report fully complies with the requirements of
             section 13(a) or 15(d) of the Securities Exchange
             Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

                             /s/Terrence E. Geremski
                             -----------------------------------
                             Terrence E. Geremski
                             Chief Financial Officer

June 30, 2003

     A signed original of this written statement has been provided to Carpenter, as administrator of the Plan, and will be retained by Carpenter and furnished to the Securities and Exchange Commission or its staff upon request.